UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April  14, 2008

Willow Financial Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-49706	80-0034942
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

170 South Warner Road, Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(610) 995-1700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06                Material Impairments

(a)           On April 14, 2008, management of Willow Financial Bancorp, Inc. (the “Company”) concluded that the Company will be required to record an impairment charge to the goodwill recorded as a result of its acquisition of Chester Valley Bancorp Inc. in August 2005.  The Company periodically performs impairment tests of its intangible assets and has concluded that, as a result of changes in market and economic conditions and other factors, an impairment charge will be incurred for the quarter ended December 31, 2007.

(b)           Based upon the Company’s preliminary analysis, it currently expects the impairment charge to be in the range of $25 million to $40 million.

(c)           The Company does not believe that any material amount of the goodwill impairment charge will result in future cash expenditures and the charge will not impact the Company’s tangible capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILLOW FINANCIAL BANCORP, INC.

Date: April 18, 2008	By:	/s/ Joseph T. Crowley
Joseph T. Crowley
Chief Financial Officer